UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 18, 2008

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2008, the Compensation Committee (the “Committee”) of Internap Network Services Corporation (the “Company”) approved certain changes to the compensation of Richard Dobb, the Company’s Vice President, General Counsel and Secretary.  The Committee approved these changes in connection with Mr. Dobb’s promotion to the position of Chief Administrative Officer in which he will continue his responsibilities as General Counsel, as well as assuming other responsibilities.

Effective immediately, Mr. Dobb’s base salary will increase to $272,800.  Mr. Dobb’s target award level used to calculate awards pursuant to the 2008 Executive Bonus Award Incentive Plan, which is Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 24, 2008 (the “Plan”), will increase to 50%. His maximum award level pursuant to the Plan will increase to 100%.  In addition, the multiple of Mr. Dobb’s target bonus percentage used to calculate awards pursuant to the 2008 Long-Term Incentive Plan, which is Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 24, 2008, will increase to 5.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: June 20, 2008

	By:	/s/ Lori C. Bibb
Lori C. Bibb, Assistant Secretary